Exhibit 10.4

FIRST AMENDMENT TO CONTRIBUTION AND SALE AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AND SALE AGREEMENT (“Amendment”), being entered into as of the 9th of May, 2006 by and among GALE SLG NJ LLC, a Delaware limited liability company (“Gale SLG”), GALE SLG NJ MEZZ LLC, a Delaware limited liability company (“Portfolio Mezz”) and GALE SLG RIDGEFIELD MEZZ LLC, a Delaware limited liability company (“Challenger Mezz”, and together with Gale SLG and Portfolio Mezz, collectively, the “Gale SLG Transferors”, and each a “Gale SLG Transferor”), and Mack-Cali Ventures L.L.C., a Delaware limited liability company (“Mack-Cali”).

W I T N E S S E T H:

WHEREAS, the Gale SLG Transferors and Mack-Cali entered into that certain Contribution and Sale Agreement, dated as of March 7, 2006 (the “Agreement”), regarding the formation of a new joint venture and the contribution and sale of certain Properties, as described therein; and

WHEREAS, the Gale SLG Transferors and Mack-Cali wish to modify the Agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Gale SLG Transferors and Mack-Cali hereby agree as follows:

1.             All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

2.             Notwithstanding anything contained in Section 9(l) of the Agreement to the contrary, (a) PW/MS OP SUB II, LLC shall be deemed deleted from Schedule 8(a)(xviii) of the Agreement, and (b) the entities listed on Schedule 1 attached hereto and made a part hereof (the “Schedule 1 Entities”) shall not be dissolved at Closing. Gale SLG shall cause the Schedule 1 Entities to be dissolved at such time following the Closing that Gale SLG deems appropriate in its reasonable discretion. Mack-Cali agrees to provide reasonable cooperation to Gale SLG at Gale SLG’s sole cost and expense in the dissolution of the Schedule 1 Entities.

3.             Recital O is hereby modified to amend and restate subparagraph (c) and to add a new subparagraph (d) as follows:

(c) an amount (the “Clause C Amount”) equal to Mack-Cali’s Applicable Percentage Share of an amount equal to the difference between (x) the Agreed Value of the Troy Properties and (y) the aggregate principal amount of

Existing Floating Rate Debt encumbering the Troy Properties as of the Closing Date (and after application of the release prices in respect of the Class A Properties and Class B Properties encumbered thereby to reduce the principal amount thereof); and

(d)  an amount equal to Mack-Cali’s Applicable Percentage Share of the Agreed Value of the Naperville Interest (such amount the “Naperville Amount”, and together with the Clause A Amount, the Clause B Amount and the Clause C Amount, collectively, the “Portfolio Purchase Price”; the Portfolio Purchase Price, together with the Challenger Purchase Price, the Thornall Purchase Price and the Waterview Purchase Price, collectively, the “Total Purchase Price”), in all cases subject to proration and adjustment at Closing and to the other terms and conditions contained herein, including, without limitation, the provisions of Section 21 (the interest in JVLLC acquired by Mack-Cali upon payment of the Portfolio Purchase Price is referred to herein as the “Mack-Cali Interest”).

4.             Section 1 “CERTAIN DEFINITIONS” is hereby modified to include the following definition:

“Naperville Interest” means the OP’s one hundred percent (100%) beneficial interest in Gale SLG Naperville.

5.             Schedule 13 of the Agreement is hereby deleted in its entirety and replaced with “Replacement Schedule 13” annexed to this Amendment.

6.             Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

7.             Severability. If any provision of this Amendment shall be determined to be invalid or unenforceable, the remaining provisions of this Amendment shall not be affected thereby, and every provision of this Amendment shall remain in full force and effect and enforceable to the fullest extent permitted by law.

8.             Governing Law. This Amendment shall be governed by and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws.

9.             Entire Agreement; Modification. This Amendment constitutes the entire agreement between the parties as to the subject matter hereof. There are no promises or other agreements, oral or written, express or implied, between them other than as set forth in this Amendment. No change or modification of, or waiver under, this Amendment

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shall be valid unless it is in writing and signed by duly authorized representatives of the Gale SLG Transferors and Mack-Cali.

10.           Further Assurance. Each party hereto shall execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary more fully to effectuate the terms of this Amendment, provided the same do not increase or decrease the parties’ respective liabilities, obligations or benefits hereunder.

11.           Ratification of Development Administrative Agreement. The Agreement, as amended by this Amendment, is hereby ratified and affirmed and shall remain in full force and effect.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of this 9th day of May, 2006.

GALE SLG PARTIES: GALE SLG NJ LLC, a Delaware limited liability company By: Gale Core Fund I LLC, a Delaware limited liability company, its managing member

By:	/s/ Joseph Adamo
Name: Joseph Adamo Title: Secretary

Gale SLG NJ Mezz LLC, a Delaware limited liability company:

By:	/s/ Joseph Adamo
Name: Joseph Adamo Title: Secretary

Gale SLG Ridgefield Mezz LLC, a Delaware limited liability company

By:	/s/ Joseph Adamo
Name: Joseph Adamo Title: Secretary

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of this 9th day of May, 2006.

Mack-Cali:

Mack-Cali Ventures L.L.C.

By: Mack-Cali Realty L.P., a Delaware limited partnership, its sole member
By: Mack-Cali Realty Corporation, a Maryland corporation, its general partner

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh Title: President and Chief Executive Officer

Schedule 1

1.     10 Independence Associates Limited Partnership

2.     Alan Warren Associates Limited Partnership

3.     Warren ’85 Associates Limited Partnership

4.     Alan Warren PW/MS LLC

5.     Warren ’85 PW/MS LLC

6.     PW/MS OP SUB I, LLC

7.     1200 Wall SPE LLC

8.     4 Century SPE LLC

9.     5 Century SPE LLC

10.   6 Century SPE LLC

Replacement Schedule 13

Property	City	State	SF	Allocated Value
One Grande Commons	Bridgewater	NJ	198,376	33,383,565
1280 Wall Street	Lyndhurst	NJ	121,314	15,619,093
10 Sylvan Way	Parsippany	NJ	125,829	16,484,989
5 Independence Way	Princeton	NJ	113,376	16,818,047
1 Independence Way	Princeton	NJ	111,979	13,423,072
3 Becker Farm Road	Roseland	NJ	113,837	16,822,906
75 Livingston Avenue	Roseland	NJ	94,625	14,955,553
Total JV Property Values			879,336	127,507,225

35 Waterview	Parsippany	NJ	172,313	32,500,000
105 Challenger	Meadowlands	NJ	148,150	32,500,000
343 Thornall	Edison	NJ	195,699	41,000,000
Remaining Properties			1,678,049	271,992,775
Total New Jersey Value			3,073,547	505,500,000

Troy Value	Troy	MI	1,216,223	110,000,000
Naperville Value	Naperville	IL	419,040	4,500,000